Black Diamond Reports Second Quarter 2011 Results

Sales Up 19% to $28.3 Million Drives Adjusted Net Income of $0.06 per Diluted Share

Increases 2011 Full Year Sales Guidance to $140 - $145 million

SALT LAKE CITY, Utah – (August 8, 2011) – Black Diamond, Inc. (NASDAQ: BDE) (the “Company” or “Black Diamond”), a leading provider of outdoor recreation equipment and active lifestyle products, reported financial results for the second quarter ended June 30, 2011.

Second Quarter Financial Highlights

▪	Sales of $28.3 million, an increase of 19% from pro forma prior year quarter;

▪	Net loss totaled $0.8 million or $(0.04) per share;

▪	Adjusted net income before non-cash items totaled $1.3 million or $0.06 per diluted share; and

▪	Adjusted EBITDA totaled $1.1 million.

Second Quarter 2011 Financial Results

Total sales in the second quarter of 2011 increased 19% to $28.3 million compared to pro forma sales of $23.7 million in the second quarter of 2010. The pro forma prior year sales include the results of Black Diamond Equipment and Gregory Mountain Products prior to their acquisitions by the Company in May 2010. The growth in sales for the second quarter of 2011 was attributable to the successful launch of a number of new products and the increased sales and marketing efforts of existing products.

Gross margin in the second quarter of 2011 was 38.9%, compared to pro forma gross margin of 39.8% in the prior year quarter. The 0.9% decrease in gross margin was primarily attributed to a higher percentage of international distributor sales, which have lower overall margins.

Net loss in the second quarter of 2011 was $0.8 million or $(0.04) per share, which included $2.1 million of non-cash items. Excluding these items, adjusted net income before non-cash items was $1.3 million or $0.06 per diluted share. See the reconciliation from net income to net income before non-cash items, adjusted net income before non-cash items and related earnings per share table below for a comparison to the year-ago period.

Adjusted EBITDA (earnings before interest, taxes, other income, depreciation, amortization and non-cash equity compensation) in the second quarter of 2011 was $1.1 million, which excludes $1.0 million of non-cash equity compensation from EBITDA (earnings before interest, taxes, other income, depreciation, and amortization). See the reconciliation from net income to EBITDA and adjusted EBITDA table below for a comparison to the year-ago period.

At June 30, 2011, cash and cash equivalents totaled $1.7 million, compared to $2.8 million at December 31, 2010. Total long-term debt including the current portion of long-term debt was $31.0 million at June 30, 2011, which included $15.5 million outstanding on the Company’s $35 million line of credit, and a discounted value of $14.5 million on the Company’s 5% subordinated notes, as well as $1.0 million in other debt. The face value of the 5% subordinated notes is $22.6 million.

Stockholders’ equity was $166.0 million or $7.61 per share based on 21.8 million shares of common stock outstanding as of June 30, 2011.

Management Commentary

“This was a strong second quarter for Black Diamond as we achieved double-digit sales growth over the same year-ago quarter and exceeded the growth rate of an already healthy outdoor equipment industry,” said Peter Metcalf, president and CEO of Black Diamond. “These results were driven by our successful launch of a number of new products, solid sales and marketing execution, and continued investment in our operational platform. In fact, we believe that this quarter’s performance is the result of proactive steps we made two years ago to invest in product development and establish a flexible and dynamic supply chain to meet our current growth needs.”

“The Company did NOT incur any restructuring or merger and integration expenses in the second quarter, as promised, reflecting the completion of the Gregory integration during the first quarter.  Roughly one year into this acquisition we believe that we have achieved the projected cost savings and are now squarely focused on delivering the sales benefits by seeking to bring Gregory on to the Black Diamond platform in Europe.”

“We believe in the American experience and our power to innovate and develop outstanding products. As we continue through the second half of 2011, we intend to remain steadfast in our strategy of investing in product design and development to deliver the high quality, performance products demanded by our retail partners and loyal customers. In the prior twelve months, we have added approximately 50 new jobs to support our business and future growth initiatives. Our new vice president of Gregory has positioned the brand to be ready for its next phase of growth and product line expansion. Our new director of apparel is diligently advancing our entry into the technical apparel market and we expect to remain on track for a fall 2013 initial launch. We expect to continue to leverage our global operational platform as we pursue our organic and acquisition strategies designed to build Black Diamond into one of the world’s most respected outdoor recreational equipment and active lifestyle companies.”

2011 Outlook Update

Black Diamond has increased its fiscal year 2011 guidance and now expects sales to range between $140 - $145 million.

Net Operating Loss (NOL)

The Company estimates that it has available net operating loss carryforwards (“NOL”) for U.S. federal income tax purposes of approximately $225.8 million, after application of the limitation under Section 382 of the Internal Revenue Code, as amended (the “Code”). The Company’s common stock is subject to a Rights Agreement dated February 7, 2008, designed to assist in limiting the number of 5% or more owners and thus reduce the risk of a possible “change of ownership” under Section 382 of the Code. Any such “change of ownership” under these rules would limit or eliminate the ability of the Company to use its existing NOLs for federal income tax purposes. There is no guaranty, however, that the Rights Agreement will achieve the objective of preserving the value of the NOLs.

Conference Call

Black Diamond will host a conference call today at 5:00 p.m. Eastern Time to discuss its second quarter 2011 results. Black Diamond’s President and CEO Peter Metcalf and CFO Robert Peay will host the conference call, followed by a question and answer period.

To participate on the call, investors should dial the appropriate number identified below 5-10 minutes prior to the start time.

Date: Monday, August 8, 2011
Time: 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time)
Dial-In Number: 1-877-941-1427
International: 1-480-629-9664
Conference ID#: 4458401

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization and ask you to wait until the call begins. If you have any difficulty connecting with the conference call, please contact Liolios Group at 1-949-574-3860.

The conference call will be also broadcast live and available for replay at http://viavid.net/dce.aspx?sid=000089BA and on the Company's website at www.blackdiamond-inc.com.

A replay of the conference call will be available after 7:30 p.m. Eastern Time on the same day as the call and until August 22, 2011.

Toll-free replay number: 1-877-870-5176
International replay number: 1-858-384-5517
Replay pin #: 4458401

About Black Diamond, Inc.

Black Diamond, Inc. is a leading provider of outdoor recreation equipment and active lifestyle products under the principal brands of Black Diamond® and Gregory®. The Company develops, manufactures and globally distributes a broad range of products including: rock-climbing equipment (such as carabiners, protection devices, harnesses, belay and devices, helmets and ice-climbing gear), technical backpacks and high-end day packs, tents, trekking poles, headlamps and lanterns, gloves and mittens, skis, ski bindings, ski boots, ski skins and avalanche safety equipment.  Headquartered in Salt Lake City, Utah, the Company has more than 500 employees worldwide, with ISO 9001 manufacturing facilities both in Salt Lake City and Southeast China as well as a sewing plant in Calexico, California; distribution centers in Utah and Southeast China; a marketing office in Yokohama, Japan; and a fully owned sales, marketing and distribution operation in Europe, located near Basel, Switzerland. For more information about the Company, visit www.blackdiamond-inc.com, www.blackdiamondequipment.com, or www.gregorypacks.com.

Statement Regarding the Presentation of Results

The Company, formerly named Clarus Corporation, closed its acquisitions of Black Diamond Equipment and Gregory Mountain Products on May 28, 2010.  Black Diamond Equipment is considered the Predecessor Company for financial reporting purposes.  The prior year combined financial results for the three-month period ended June 30, 2010 represent the results of the Company and the Predecessor but exclude the results of Gregory Mountain Products.  We believe prior year pro forma results, which include the Company, Black Diamond Equipment and Gregory Mountain Products for the full three-month period ending June 30, 2010 are the most useful and instructive comparison, particularly pro forma sales and pro forma gross margin.

Use of Non-GAAP Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). The earnings press release contains the non-GAAP measures, combined and pro forma sales and gross profit, net income before non-cash items and adjusted net income before non-cash items and related earnings per share, and earnings before interest, taxes, other income, depreciation and amortization (“EBITDA”) and adjusted EBITDA. The Company also believes that presentation of certain non-GAAP measures, i.e., combined and pro forma sales and gross profit, net income before non-cash items, and EBITDA and adjusted EBITDA, provides useful information for the understanding of its ongoing operations and enables investors to focus on period-over-period operating performance, and thereby enhances the user's overall understanding of the Company's current financial performance relative to past performance and provides, to the nearest GAAP measures, a better baseline for modeling future earnings expectations. Non-GAAP measures are reconciled to comparable GAAP financial measures in the financial tables within this press release. The Company cautions that non-GAAP measures should be considered in addition to, but not as a substitute for, the Company's reported GAAP results. Additionally, the Company notes that there can be no assurance that the above referenced non-GAAP financial measures are comparable to similarly titled financial measures by other publicly traded companies.

Forward-Looking Statements

Certain statements included in this release are "forward-looking statements" within the meaning of the federal securities laws. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting the Company and therefore involve a number of risks and uncertainties. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. Potential risks and uncertainties that could cause the actual results of operations or financial condition of the Company to differ materially from those expressed or implied by forward-looking statements in this release include the overall level of consumer spending on our products; general economic conditions and other factors affecting consumer confidence; disruption and volatility in the global capital and credit markets; the financial strength of the Company's customers; the Company's ability to implement its growth strategy; the Company's ability to successfully integrate and grow acquisitions; the Company's ability to maintain the strength and security of its information technology systems; stability of the Company's manufacturing facilities and foreign suppliers; the Company's ability to protect trademarks and other intellectual property rights; fluctuations in the price, availability and quality of raw materials and contracted products; foreign currency fluctuations; our ability to utilize our net operating loss carryforwards; and legal, regulatory, political and economic risks in international markets. More information on potential factors that could affect the Company's financial results is included from time to time in the Company's public reports filed with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

BLACK DIAMOND, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
 (in thousands, except per share amounts)

	June 30, 2011	December 31, 2010
	(Unaudited)
Assets
Current Assets
Cash and cash equivalents	$1,655	$2,767
Accounts receivable, less allowance for doubtful
accounts of $371 and $353, respectively	17,793	20,293
Inventories	44,483	34,942
Prepaid and other current assets	2,166	2,527
Income tax receivable	487	376
Deferred income taxes	1,698	1,698
Total Current Assets	68,282	62,603

Property and equipment, net	15,410	14,740
Definite lived intangible assets, net	16,774	17,439
Indefinite lived intangible assets	32,650	32,650
Goodwill	40,601	40,601
Deferred income taxes	43,363	43,582
Other long-term assets	1,143	1,064
TOTAL ASSETS	$218,223	$212,679

Liabilities and Stockholders' Equity
Current Liabilities
Accounts payable and accrued liabilities	$20,363	$19,208
Current portion of long-term debt	291	308
Total Current Liabilities	20,654	19,516

Long-term debt	30,670	29,456
Other long-term liabilities	896	785
TOTAL LIABILITIES	52,220	49,757

Stockholders' Equity
Preferred stock, $.0001 par value; 5,000
shares authorized; none issued	-	-
Common stock, $.0001 par value; 100,000 shares authorized;
21,834 and 21,814 issued and 21,759 and 21,739 outstanding	2	2
Additional paid in capital	401,457	399,475
Accumulated deficit	(237,821)	(238,178)
Treasury stock, at cost	(2)	(2)
Accumulated other comprehensive income	2,367	1,625
TOTAL STOCKHOLDERS' EQUITY	166,003	162,922
TOTAL LIABILITIES AND EQUITY	$218,223	$212,679

BLACK DIAMOND, INC.
CONDENSED CONSOLIDATED COMBINED STATEMENTS OF OPERATIONS
(UNAUDITED)
(in thousands, except per share amounts)

	THREE MONTHS	THREE MONTHS	TWO MONTHS	THREE MONTHS
	ENDED	ENDED	ENDED	ENDED
			Predecessor
	Consolidated		Company	Combined
	June 30, 2011	June 30, 2010	May 28, 2010	June 30, 2010

Sales
Domestic sales	$12,972	$4,036	$5,932	$9,968
International sales	15,366	3,708	5,354	9,062
Total sales	28,338	7,744	11,286	19,030

Cost of goods sold	17,303	5,936	6,628	12,564
Gross profit	11,035	1,808	4,658	6,466

Operating expenses
Selling, general and administrative	11,931	7,331	4,823	12,154
Restructuring charge	-	1,377	-	1,377
Merger and integration	-	780	-	780
Transaction costs	-	3,253	-	3,253

Total operating expenses	11,931	12,741	4,823	17,564

Operating loss	(896)	(10,933)	(165)	(11,098)

Other (expense) income
Interest expense	(709)	(336)	(59)	(395)
Interest income	16	17	10	27
Other, net	429	112	1,511	1,623

Total other (expense) income, net	(264)	(207)	1,462	1,255

(Loss) income before income tax	(1,160)	(11,140)	1,297	(9,843)
Income tax (benefit) provision	(349)	(68,433)	382	(68,051)
Net (loss) income	$(811)	$57,293	$915	$58,208

(Loss) earnings per share:
Basic	$(0.04)	$3.08
Diluted	(0.04)	3.03

Weighted average shares oustanding:
Basic	21,838	18,625
Diluted	21,838	18,927

BLACK DIAMOND, INC.
CONDENSED CONSOLIDATED COMBINED STATEMENTS OF OPERATIONS
(UNAUDITED)
(in thousands, except per share amounts)

	SIX MONTHS	SIX MONTHS	FIVE MONTHS	SIX MONTHS
	ENDED	ENDED	ENDED	ENDED
			Predecessor
	Consolidated		Company	Combined
	June 30, 2011	June 30, 2010	May 28, 2010	June 30, 2010

Sales
Domestic sales	$28,802	$4,036	$15,751	$19,787
International sales	38,594	3,708	19,192	22,900
Total sales	67,396	7,744	34,943	42,687

Cost of goods sold	41,290	5,936	21,165	27,101
Gross profit	26,106	1,808	13,778	15,586

Operating expenses
Selling, general and administrative	24,260	8,199	12,138	20,337
Restructuring charge	774	1,377	-	1,377
Merger and integration	-	780	-	780
Transaction costs	-	4,762	-	4,762

Total operating expenses	25,034	15,118	12,138	27,256

Operating income (loss)	1,072	(13,310)	1,640	(11,670)

Other (expense) income
Interest expense	(1,437)	(336)	(165)	(501)
Interest income	26	39	3	42
Other, net	847	112	1,803	1,915

Total other (expense) income, net	(564)	(185)	1,641	1,456

Income (loss) before income tax	508	(13,495)	3,281	(10,214)
Income tax provision (benefit)	151	(68,433)	966	(67,467)
Net income	$357	$54,938	$2,315	$57,253

Earnings per share:
Basic	$0.02	$3.09
Diluted	0.02	3.05

Weighted average shares oustanding:
Basic	21,835	17,751
Diluted	22,000	18,025

BLACK DIAMOND, INC.
RECONCILIATION FROM SALES TO PRO FORMA SALES
 (in thousands)

THREE MONTHS ENDED

	June 30, 2011		June 30, 2010

		Sales as reported	$7,744
		Sales for Predecessor Company two months ended May 28, 2010	11,286
		Combined sales	19,030
		Sales for Gregory two months ended May 28, 2010	4,705
Sales as reported	$28,338	Pro forma sales	$23,735

Sales growth	19.4%

SIX MONTHS ENDED

	June 30, 2011		June 30, 2010

		Sales as reported	$7,744
		Sales for Predecessor Company five months ended May 28, 2010	34,943
		Combined sales	42,687
		Sales for Gregory five months ended May 28, 2010	14,161
Sales as reported	$67,396	Pro forma sales	$56,848

Sales growth	18.6%

BLACK DIAMOND, INC.
RECONCILIATION FROM GROSS PROFIT TO PRO FORMA GROSS PROFIT
AND PRO FORMA GROSS MARGIN
(in thousands)

THREE MONTHS ENDED

	June 30, 2011		June 30, 2010

		Gross profit as reported	$1,808
		Gross profit for Predecessor Company two months ended May 28, 2010	4,658
		Combined gross profit	6,466
		Plus inventory fair value of purchase accounting	1,163
		Combined adjusted gross profit	7,629
		Gross profit for Gregory two months ended May 28, 2010	1,807
Gross profit as reported	$11,035	Pro forma gross profit	$9,436

		Combined gross margin	34.0%

		Combined adjusted gross margin	40.1%

Gross margin as reported	38.9%	Pro forma gross margin	39.8%

SIX MONTHS ENDED

	June 30, 2011		June 30, 2010

		Gross profit as reported	$1,808
		Gross profit Predecessor Company five months ended May 28, 2010	13,778
		Combined gross profit	15,586
		Plus inventory fair value of purchase accounting	1,163
		Combined adjusted gross profit	16,749
		Gross profit for Gregory five months ended May 28, 2010	5,798
Gross profit as reported	$26,106	Pro forma adjusted gross profit	$22,547

		Combined gross margin	36.5%

		Combined adjusted gross margin	39.2%

Gross margin as reported	38.7%	Pro forma adjusted gross margin	39.7%

BLACK DIAMOND, INC.
RECONCILIATION FROM NET INCOME TO NET INCOME BEFORE NON-CASH ITEMS,
ADJUSTED NET INCOME BEFORE NON-CASH ITEMS AND RELATED EARNINGS PER SHARE
(in thousands, except per share amounts)

	THREE MONTHS		THREE MONTHS	TWO MONTHS	THREE MONTHS
	ENDED		ENDED	ENDED	ENDED
				Predecessor
	Consolidated	Per Diluted		Company	Combined	Per Diluted
	June 30, 2011	Share	June 30, 2010	May 28, 2010	June 30, 2010	Share

Net (loss) income	$(811)	$(0.04)	$57,293	$915	$58,208	$3.08

Amortization of intangibles	333	0.02	111	1	112	0.01
Depreciation	724	0.03	274	370	644	0.03
Accretion of note discount	257	0.01	138	7	145	0.01
Amortization of discount on securities	-	-	11	-	11	0.00
Non-cash equity compensation	963	0.04	3,582	105	3,687	0.19
Non-cash expense of inventory step up	-	-	1,163	-	1,163	0.06
Income tax (benefit) provision	(349)	(0.02)	(68,433)	382	(68,051)	(3.60)
Cash paid for income taxes	146	0.01	(436)	(34)	(470)	(0.02)

Net income (loss) before non-cash items	$1,263	$0.06	$(6,297)	$1,746	$(4,551)	$(0.24)

Restructuring charge	-	-	1,377	-	1,377	0.07
Merger and integration	-	-	780	-	780	0.04
Transaction costs	-	-	3,253	-	3,253	0.17
State cash taxes on adjustments	-	-	(271)	-	(271)	(0.01)
AMT cash taxes on adjustments	-	-	(103)	-	(103)	(0.01)

Adjusted net income (loss) before non-cash items	$1,263	$0.06	$(1,261)	$1,746	$485	$0.03

BLACK DIAMOND, INC.
RECONCILIATION FROM NET INCOME TO NET INCOME BEFORE NON-CASH ITEMS,
ADJUSTED NET INCOME BEFORE NON-CASH ITEMS AND RELATED EARNINGS PER SHARE
(in thousands, except per share amounts)

	SIX MONTHS		SIX MONTHS	FIVE MONTHS	SIX MONTHS
	ENDED		ENDED	ENDED	ENDED
				Predecessor
	Consolidated	Per Diluted		Company	Combined	Per Diluted
	June 30, 2011	Share	June 30, 2010	May 28, 2010	June 30, 2010	Share

Net income	$357	$0.02	$54,938	$2,315	$57,253	$3.18

Amortization of intangibles	665	0.03	111	2	113	0.01
Depreciation	1,331	0.06	353	865	1,218	0.07
Accretion of note discount	524	0.02	138	17	155	0.01
Non-cash equity compensation	1,862	0.08	3,700	375	4,075	0.23
Non-cash expense of inventory step up	-	-	1,163	-	1,163	0.06
Income tax provision (benefit)	151	0.01	(68,433)	966	(67,467)	(3.74)
Cash paid for income taxes	50	0.00	(436)	(596)	(1,032)	(0.06)

Net income (loss) before non-cash items	$4,940	$0.22	$(8,466)	$3,944	$(4,522)	$(0.25)

Restructuring charge	774	0.04	1,377	-	1,377	0.08
Merger and integration	-	-	780	-	780	0.04
Transaction costs	-	-	4,762	-	4,762	0.26
State cash taxes on adjustments	(39)	(0.00)	(346)	-	(346)	(0.02)
AMT cash taxes on adjustments	(15)	(0.00)	(131)	-	(131)	(0.01)

Adjusted net income (loss) before non-cash items	$5,660	$0.26	$(2,024)	$3,944	$1,920	$0.11

BLACK DIAMOND, INC.
 RECONCILIATION FROM NET INCOME TO EARNINGS BEFORE INTEREST, TAXES, OTHER
INCOME, DEPRECIATION, AND AMORTIZATION (EBITDA), AND ADJUSTED EBITDA
(in thousands)

	THREE MONTHS	THREE MONTHS	TWO MONTHS	THREE MONTHS
	ENDED	ENDED	ENDED	ENDED
			Predecessor
	Consolidated		Company	Combined
	June 30, 2011	June 30, 2010	May 28, 2010	June 30, 2010

Net (loss) income	$(811)	$57,293	$915	$58,208

Income tax (benefit) provision	(349)	(68,433)	382	(68,051)
Other, net	(429)	(112)	(1,511)	(1,623)
Interest income	(16)	(17)	(10)	(27)
Interest expense	709	336	59	395

Operating loss	(896)	(10,933)	(165)	(11,098)

Depreciation	724	274	370	644
Amortization of intangibles	333	111	1	112

EBITDA	$161	$(10,548)	$206	$(10,342)

Restructuring charge	-	1,377	-	1,377
Merger and integration	-	780	-	780
Transaction costs	-	3,253	-	3,253
Non-cash expense of inventory step up	-	1,163	-	1,163
Non-cash equity compensation	963	3,582	105	3,687

Adjusted EBITDA	$1,124	$(393)	$311	$(82)

BLACK DIAMOND, INC.
RECONCILIATION FROM NET INCOME TO EARNINGS BEFORE INTEREST, TAXES, OTHER
INCOME, DEPRECIATION, AND AMORTIZATION (EBITDA), AND ADJUSTED EBITDA
(in thousands)

	SIX MONTHS	SIX MONTHS	FIVE MONTHS	SIX MONTHS
	ENDED	ENDED	ENDED	ENDED
			Predecessor
	Consolidated		Company	Combined
	June 30, 2011	June 30, 2010	May 28, 2010	June 30, 2010

Net income	$357	$54,938	$2,315	$57,253

Income tax provision (benefit)	151	(68,433)	966	(67,467)
Other, net	(847)	(112)	(1,803)	(1,915)
Interest income	(26)	(39)	(3)	(42)
Interest expense	1,437	336	165	501

Operating income (loss)	1,072	(13,310)	1,640	(11,670)

Depreciation	1,331	353	865	1,218
Amortization of intangibles	665	111	2	113

EBITDA	$3,068	$(12,846)	$2,507	$(10,339)

Restructuring charge	774	1,377	-	1,377
Merger and integration	-	780	-	780
Transaction costs	-	4,762	-	4,762
Non-cash expense of inventory step up	-	1,163	-	1,163
Non-cash equity compensation	1,862	3,700	375	4,075

Adjusted EBITDA	$5,704	$(1,064)	$2,882	$1,818

Company Contact:

Warren B. Kanders
Executive Chairman
Tel 203-428-2000
warren.kanders@bdel.com
or
Peter Metcalf
Chief Executive Officer
Tel 801-278-5552
peter.metcalf@bdel.com

Investor Relations:

Liolios Group, Inc.
Scott Liolios or Cody Slach
Tel 949-574-3860
BDE@liolios.com